Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) NCI Building Systems, Inc. Form S-8	File No. 333-186467
(2) NCI Building Systems, Inc. Form S-8	File No. 333-176737
(3) NCI Building Systems, Inc. Form S-8	File No. 333-193057
(4) NCI Building Systems, Inc. Form S-8	File No. 333-173417
(5) NCI Building Systems, Inc. Form S-8	File No. 333-172822
(6) NCI Building Systems, Inc. Form S-8	File No. 333-166279
(7) NCI Building Systems, Inc. Form S-8	File No. 333-162568
(8) NCI Building Systems, Inc. Form S-8	File No. 333-139983
(9) NCI Building Systems, Inc. Form S-8	File No. 333-124266
(10) NCI Building Systems, Inc. Form S-8	File No. 333-111142
(11) NCI Building Systems, Inc. Form S-8	File No. 333-111139
(12) NCI Building Systems, Inc. Form S-8	File No. 333-34899
(13) NCI Building Systems, Inc. Form S-8	File No. 333-14957
(14) NCI Building Systems, Inc. Form S-8	File No. 333-12921
(15) NCI Building Systems, Inc. Form S-8	File No. 333-225973
(16) NCI Building Systems, Inc. Form S-8	File No. 333-225974
(17) NCI Building Systems, Inc. Form S-8	File No. 333-224001
(18) NCI Building Systems, Inc. Form S-8	File No. 333-228456
(19) Cornerstone Building Brands, Inc. Form S-8	File No. 333-233257
(20) NCI Building Systems, Inc. Form S-3	File No. 333-210467
(21) NCI Building Systems, Inc. Form S-3	File No. 333-229743

of our report dated December 19, 2018, except with respect to the effects of the change in the composition of reportable segments, change in the income statement presentation of service cost and other components for defined benefit pension and other postretirement benefit plans, and change in presentation of restricted cash in the statement of cash flows as discussed in Notes 1, 3, and 20 as to which the date is February 19, 2019, included in this Annual Report (Form 10-K) of Cornerstone Building Brands, Inc. (formerly named NCI Building Systems, Inc.) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Houston, Texas
March 3, 2020